UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 13, 2026

American Water Works Company, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number: 001-34028

Delaware	51-0063696
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
1 Water Street
Camden, NJ 08102-1658
(Address of principal executive offices, including zip code)
(856) 955-4001
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, par value $0.01 per share	AWK	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)    The following with respect to certain compensatory plans and arrangements of American Water Works Company, Inc., a Delaware corporation (the “Company”), was approved by shareholders of the Company at the 2026 Annual Meeting of Shareholders (the “2026 Annual Meeting”) held on May 13, 2026.
Amendment and Restatement of American Water Works Company, Inc. 2017 Omnibus Equity Compensation Plan
On February 18, 2026, based on the recommendation of the Executive Development and Compensation Committee (the “ED&CC”) of the Board of Directors of the Company (the “Board”), the Board unanimously approved amendments to, and a restatement of, the American Water Works Company, Inc. 2017 Omnibus Equity Compensation Plan (the “2017 Omnibus Plan”, and, as amended and restated, the “Amended 2017 Omnibus Plan”), subject to shareholder approval at the 2026 Annual Meeting. The purpose of the Amended 2017 Omnibus Plan is to incentivize eligible participants (including executive officers, and directors of the Company who are not employees of the Company or any subsidiary) to achieve the Company’s long-term business objectives by providing opportunities to earn equity awards tied to the Company’s long-term goals and continued employment with the Company. As noted in response to Item 5.07 below, the amendments to, and the restatement of, the 2017 Omnibus Plan were approved by the shareholders of the Company on May 13, 2026, and will be effective as of January 1, 2027.
For a description of the material terms and conditions of the 2017 Omnibus Plan, as amended and restated (including specific performance goal criteria included therein), see “Proposal 4: Amending and Restating the American Water Works Company, Inc. 2017 Omnibus Equity Compensation Plan—Summary of Material Terms of the Amended 2017 Omnibus Plan” included in the Company’s definitive Proxy Statement dated March 24, 2026 (the “Proxy Statement”). A summary description of the material terms of the 2017 Omnibus Plan has been filed herewith as Exhibit 99.1 hereto and is incorporated by reference in response to this Item 5.02(e). Such description is qualified in its entirety by reference to the full text of the Amended and Restated 2017 Omnibus Plan, a copy of which has been filed herewith as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated by reference in response to this Item 5.02(e).
Amendment and Restatement of American Water Works Company, Inc. and its Designated Subsidiaries 2017 Nonqualified Employee Stock Purchase Plan
On February 18, 2026, based on the recommendation of the ED&CC, the Board unanimously approved amendments to, and a restatement of, the American Water Works Company, Inc. and its Designated Subsidiaries 2017 Nonqualified Employee Stock Purchase Plan (the “Current ESPP”, and, as amended and restated, the “Amended ESPP”), subject to shareholder approval at the 2026 Annual Meeting. The purpose of the Amended ESPP is to provide a convenient way for the Company’s employees to purchase shares of the Company’s common stock at a 15 percent discount. As noted in response to Item 5.07 below, the Amended ESPP was approved by the shareholders of the Company on May 13, 2026, and will be effective as of February 5, 2027.
For a description of the material terms and conditions of the Amended ESPP, see “Proposal 5: Amending and Restating the American Water Works Company, Inc. and its Designated Subsidiaries 2017 Nonqualified Employee Stock Purchase Plan—Summary of Material Terms of the Amended ESPP” included in the Proxy Statement. A summary description of the material terms of the Amended ESPP has been filed herewith as Exhibit 99.2 hereto and is incorporated by reference in response to this Item 5.02(e). Such description is qualified in its entirety by reference to the full text of the Amended ESPP, a copy of which has been filed herewith as Exhibit 10.2 to this Current Report on Form 8-K, and is incorporated by reference in response to this Item 5.02(e).
Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
(a) On February 18, 2026, in connection with the periodic review of the Company’s certificate of incorporation, the Board unanimously approved an amendment to Article VIII of the Company’s Restated Certificate of Incorporation (as so amended and restated, the “Charter”), subject to shareholder approval at the 2026 Annual Meeting and the filing by the Company of a certificate of amendment with the Delaware Secretary of State. The amendment to Article VIII of the Charter serves to align its exculpation provision with amendments enacted effective August 2022 to provisions of the General Corporation Law of the State of Delaware related to the liability of officers of Delaware corporations. The amendment to Article VIII of the Charter adopted such amended provisions of the DGCL as to officers, and the approval thereof by the Board was based on the recommendation of the Nominating/Corporate Governance Committee of the Board.

On May 14, 2026, the Company filed a Certificate of Amendment with the Delaware Secretary of State, at which time the amendment to Article VIII of the Charter took effect.
The foregoing description of the amendment of Article VIII of the Charter does not purport to be complete and is qualified in its entirety by reference to the full text thereof, which has been provided in Appendix D to the Proxy Statement. Copies of the Restated Certificate of Incorporation and the amendment to Article VIII have been filed herewith as Exhibits 3.1.1 and 3.1.2, respectively, to this Current Report on Form 8-K, and are incorporated by reference in response to this Item 5.03(a).
Item 5.07.     Submission of Matters to a Vote of Security Holders.
The 2026 Annual Meeting of the Company was held on May 13, 2026. An aggregate of 177,886,133 shares, or 91.1% of the Company’s issued and outstanding common stock as of March 17, 2026, the record date for the 2026 Annual Meeting, was represented in person or by proxy at the 2026 Annual Meeting, constituting a quorum. The results of voting at the 2026 Annual Meeting on each of the matters submitted to a vote of the Company’s shareholders thereat are as set forth below.
1.The following 10 nominees were elected as directors of the Company for a term expiring at the 2027 Annual Meeting of Shareholders, and until their successors are duly elected and qualified, and received the votes set forth adjacent to their names below:

Director Nominee	For	Against	Abstain	Broker Non-Votes
Jeffrey N. Edwards	161,875,898	3,194,400	113,615	12,702,220
John C. Griffith	164,751,215	319,586	113,112	12,702,220
Lisa A. Grow	164,603,211	474,596	106,106	12,702,220
Laurie P. Havanec	163,716,350	1,360,261	107,302	12,702,220
Julia L. Johnson	156,458,570	8,616,471	108,872	12,702,220
Patricia L. Kampling	160,069,732	4,460,751	653,430	12,702,220
Karl F. Kurz	161,561,283	3,508,595	114,035	12,702,220
Michael L. Marberry	162,546,867	2,523,220	113,826	12,702,220
Stuart M. McGuigan	163,989,979	1,081,050	112,884	12,702,220
Raffiq Nathoo	164,671,653	395,522	116,738	12,702,220

2.The shareholders approved, on an advisory basis, the compensation of the Company’s named executive officers by the following vote:

For	Against	Abstain	Broker Non-Votes
150,804,137	13,893,824	485,952	12,702,220
3.The ratification of the appointment, by the Audit, Finance and Risk Committee of the Board of Directors, of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2026, was approved by the following vote:

For	Against	Abstain
157,741,668	19,993,298	151,167
4.    Amendments to, and a restatement of, the American Water Works Company, Inc. 2017 Omnibus Equity Compensation Plan, were approved by the following vote:

For	Against	Abstain	Broker Non-Votes
157,390,534	7,374,901	418,478	12,702,220
5.    Amendments to, and a restatement of, the American Water Works Company, Inc. and its Designated Subsidiaries 2017 Nonqualified Employee Stock Purchase Plan, were approved by the following vote:

For	Against	Abstain	Broker Non-Votes
162,378,566	2,614,314	191,033	12,702,220
6.    An amendment to the American Water Works Company, Inc. Restated Certificate of Incorporation to provide for officer exculpation was approved by the following vote:

For	Against	Abstain	Broker Non-Votes
145,135,329	19,809,265	239,319	12,702,220
Item 8.01.    Other Events.
Filing of Rate Request with the Kentucky Public Service Commission (the “KPSC”) by Kentucky-American Water Company (“Kentucky American Water”)
On May 15, 2026, Kentucky American Water, a wholly owned subsidiary of the Company, announced that it filed a request with the KPSC to adjust its water rates. As filed, the request seeks aggregate annualized incremental revenues of $17.7 million. Kentucky American Water intends to put interim rates into effect beginning on December 16, 2026. The difference between the interim rates and final approved rates will be subject to refund. The request is based on a proposed return on equity of 10.75% and a proposed capital structure with a common equity component of 52.29% and a non-equity component of 47.71%. The requested annualized incremental revenue is driven primarily by approximately $108 million of capital to be invested between January 2027 and December 2027. The request is subject to approval by the KPSC, and the general rate case is expected to be completed by the end of the first quarter of 2027.
A copy of the press release issued by Kentucky American Water on May 15, 2026 has been filed as Exhibit 99.3 hereto and is incorporated herein by reference. References and links to websites and other information contained in this press release are not provided as active hyperlinks, and the information contained in or accessed through these hyperlinks shall not be incorporated into, or form a part of, this Current Report on Form 8-K.
Cautionary Statement Concerning Forward-Looking Statements
Certain statements included in this Current Report on Form 8-K (or the exhibits thereto) are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995. In some cases, these forward-looking statements can be identified by words with prospective meanings such as “intend,” “plan,” “estimate,” “believe,” “anticipate,” “expect,” “predict,” “project,” “propose,” “assume,” “forecast,” “outlook,” “future,” “pending,” “goal,” “objective,” “potential,” “continue,” “seek to,” “may,” “can,” “will,” “should” and “could,” or the negative of such terms or other variations or similar expressions. These forward-looking statements are predictions based on the Company’s current expectations and assumptions regarding future events. They are not guarantees or assurances of any outcomes, performance or achievements, and readers are cautioned not to place undue reliance upon them. The forward-looking statements are subject to a number of estimates and assumptions, and known and unknown risks, uncertainties and other factors. Actual results may differ materially from those discussed in the forward-looking statements included in this Current Report on Form 8-K as a result of the factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the Securities and Exchange Commission (the “SEC”) on February 18, 2026, and other filings with the SEC, and additional risks and uncertainties, including with respect to (1) any approval by the KPSC of Kentucky American Water’s request for new water rates; (2) the terms of any settlement agreement or stipulation, and/or order of the KPSC, related to this request; (3) the timing of any implementation of new rates by Kentucky American Water, if approved; (4) regulatory, legislative, local or municipal actions affecting the water and wastewater industries, which could adversely affect the Company or Kentucky American Water; (5) the amount and timing of future proposed or anticipated capital expenditures and investments by Kentucky American Water; and (6) other economic, financial, political, business and other factors that may impact or affect the water and wastewater industries generally or the Company or Kentucky American Water specifically.
These forward-looking statements are qualified by, and should be read together with, the risks and uncertainties set forth above and the risk factors included in the Company’s annual and quarterly reports as filed with the SEC, and readers should refer to such risks, uncertainties and risk factors in evaluating such forward-looking statements. Any forward-looking statements speak only as of the date of this Current Report on Form 8-K. The Company does not have any obligation or intention to update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as otherwise required by the federal securities laws. New factors emerge from time to time, and it is not possible for the Company to predict all such factors. Furthermore, it may not be possible to assess the impact of any such factor on the Company’s or Kentucky American Water’s business, either viewed independently or together, or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.
Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits.
The following exhibits to this Current Report have been provided herewith as noted below:

Exhibit No.	Description
3.1.1
Restated Certificate of Incorporation of American Water Works Company, Inc. (incorporated by reference to Exhibit 3.1 to American Water Works Company, Inc.’s Quarterly Report on Form 10-Q, File No. 001-34028, filed November 6, 2008).

3.1.2*	Certificate of Amendment to Restated Certificate of Incorporation, as filed with the Secretary of State of the State of Delaware on May 14, 2026.
10.1
Amended and Restated American Water Works Company, Inc. 2017 Omnibus Equity Compensation Plan, effective as of January 1, 2027 (incorporated by reference from Appendix B to the Proxy Statement, File No. 001-34028, filed March 24, 2026).

10.2
Third Amended and Restated American Water Works Company, Inc. and its Designated Subsidiaries 2017 Nonqualified Employee Stock Purchase Plan, effective as of February 5, 2027 (incorporated by reference from Appendix C to the Proxy Statement, File No. 001-34028, filed March 24, 2026).

99.1*	Description of Material Terms of the Amended 2017 Omnibus Plan.
99.2*	Description of Material Terms of the Amended ESPP.
99.3*	Press Release, dated May 15, 2026, issued by Kentucky American Water.
104	Cover Page Interactive Data File (the cover page XBRL tags are included and formatted as Inline XBRL).
*Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN WATER WORKS COMPANY, INC.

Dated:	May 15, 2026	By:	/s/ DAVID M. BOWLER
David M. Bowler
Executive Vice President and Chief Financial Officer